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EXHIBIT 21
                   SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


NAME:                                           JURISDICTION OF INCORPORATION

Investors Federal Bank, National Association    United States
522 Washington Street
Chillicothe, Missouri 64601